UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 2, 2014

INVESTVIEW INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

54 Broad Street, Suite 301

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (732) 380-7271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Investview Inc. (the “Company”) has entered into a Purchase Agreement with CertusHoldings, Inc., a Delaware corporation, pursuant to which the Company has agreed to acquire CertusSecurities, Inc., a Georgia Corporation (“CSI”), and CertusInvestment Advisers, LLC, a Georgia limited liability company (“CIA”). The Company received the executed signatures from CertusHoldings, Inc. on December 2, 2014. CSI is a registered broker-dealer engaged in the business of providing investment advice and other financial advisory services and products to private accounts of certain institutional and individual investors. CIA is a registered investment advisor engaged in the business of providing investment advice and other financial advisory services and products to private accounts of certain institutional and individual investors. The aggregate purchase price is $190,000. The closing is subject to board and regulatory approval.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Purchase Agreement by and between Investview, Inc. and CertusHoldings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

	By:	/s/ William Kosoff
	Name:	William Kosoff
	Title:	Chief Financial Officer

Date: December 3, 2014